Exhibit 99.4

GRAHAM PACKAGING COMPANY, L.P.

GPC CAPITAL CORP. I

NOTICE OF GUARANTEED DELIVERY

OFFERS TO EXCHANGE

$253,378,000 PRINCIPAL AMOUNT OF THE ISSUERS’ 8 1/4% SENIOR NOTES

DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, FOR ANY AND ALL OF THE ISSUERS’ OUTSTANDING UNREGISTERED 8 1/4% SENIOR NOTES DUE 2017 THAT WERE ISSUED ON NOVEMBER 24, 2009

$250,000,000 PRINCIPAL AMOUNT OF THE ISSUERS’ 8 1/4% SENIOR NOTES

DUE 2018, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, FOR ANY AND ALL OF THE ISSUERS’ OUTSTANDING UNREGISTERED 8 1/4%

SENIOR NOTES DUE 2018 THAT WERE ISSUED ON SEPTEMBER 23, 2010

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offers made by Graham Packaging Company, L.P., a Delaware limited partnership, and GPC Capital Corp. I, a Delaware corporation (together, the “Issuers”), and the Guarantors, pursuant to the Prospectus, dated                     , 2010 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Outstanding Unregistered Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to The Bank of New York Mellon (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Unregistered Notes pursuant to the Exchange Offers, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON

By Registered or Certified Mail:	By Facsimile:	By Overnight Courier or Hand:
The Bank of New York Mellon	(212) 298-1915	The Bank of New York Mellon
Corporate Trust Operations		Corporate Trust Operations
Reorganization Unit		Reorganization Unit
101 Barclay Street—Floor 7E		101 Barclay Street—Floor 7E
New York, New York 10286		New York, New York 10286
Attention: Carolle Montreuil		Attention: Carolle Montreuil
To Confirm by Telephone: (212) 815-5920

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Outstanding Unregistered Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Outstanding Unregistered Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Outstanding Unregistered Notes	Aggregate Principal Amount of Outstanding Unregistered Notes Being Tendered

PLEASE COMPLETE AND SIGN

___________________________________________________
(Signature(s) of Record Holder(s))

___________________________________________________
(Please Type or Print Name(s) of Record Holder(s))

Dated: , 2010

Address: _________________________________________________
(Zip Code)

___________________________________________________
(Daytime Area Code and Telephone No.)

☐ Check this Box if the Outstanding Unregistered Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number: _____________________________________

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Unregistered Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Unregistered Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Unregistered Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Unregistered Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated: , 2010

NOTE: DO NOT SEND OUTSTANDING UNREGISTERED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING UNREGISTERED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Unregistered Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Unregistered Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Unregistered Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Unregistered Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.

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